UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 27, 2005


                     PERFORMANCE TECHNOLOGIES, INCORPORATED
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


       0-27460                                                   16-1158413
(Commission File Number)                                      (I.R.S. Employer
                                                             Identification No.)


205 Indigo Creek Drive, Rochester, New York                             14626
 (Address of principal executive offices)                             (Zip Code)


                                 (585) 256-0200
              (Registrant's telephone number, including area code)


                                (Not Applicable)
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange
   Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 27, 2005, Performance Technologies, Incorporated issued a press release announcing its results of operations for the quarter ending March 31, 2005.
A copy of the press release is being furnished as Exhibit 99.1 to this form 8-K.


(c) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on April 27, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PERFORMANCE TECHNOLOGIES, INCORPORATED

April 29, 2005                               By:/s/ Donald L. Turrell
                                             ------------------------
                                                    Donald L. Turrell
                                                    President and Chief
                                                    Executive Officer

April 29, 2005                               By:/s/ Dorrance W. Lamb
                                             ------------------------
                                                    Dorrance W. Lamb
                                                    Chief Financial Officer
                                                    and Vice President of
                                                    Finance

                                                                    Exhibit 99.1




For more information contact:
Dorrance W. Lamb
Chief Financial Officer
Performance Technologies
585-256-0200 ext. 276
http://www.pt.com
finance@pt.com

             Performance Technologies Announces First Quarter 2005
                               Financial Results

        "Company reports $.08 earnings per share for the latest period"

ROCHESTER, NY - April 27, 2005 -- Performance Technologies, Inc.
(Nasdaq NM: PTIX), a leading developer of platforms, components, software and services for the communications, military and commercial markets today announced its financial results for the first quarter 2005.

Revenue in the first quarter 2005 amounted to $13.2 million, compared to $15.6 million in the corresponding quarter a year earlier.

GAAP Information

Net income for the first quarter 2005 amounted to $1.0 million, or $.08 per diluted share based on 13.2 million shares outstanding. During the first quarter 2005, the Company recorded a restructuring charge amounting to less than $.1 million, or $.00 per diluted share related to cost improvement efforts.
Net income for the first quarter 2004 amounted to $1.6 million, or $.11 per diluted share based on 13.6 million shares outstanding.

Non-GAAP Information

Management believes that the Company's results excluding non-recurring items provide better comparability of its operations as non-recurring items result from facts and circumstances that vary in frequency, amounts and cause.

Net income for the first quarter 2004 amounted to $1.8 million, or $.13 per diluted share excluding non-recurring expenses, based on 13.6 million shares outstanding. During the first quarter 2004, the Company recorded in-process research and development costs associated with an acquisition in the amount of $.2 million, or $.02 per diluted share.

Cash, cash equivalents and investments amounted to $27.3 million and $25.6 million at March 31, 2005 and December 31, 2004, respectively, and the Company had no long-term debt at either date.

The following contains forward-looking statements within the meaning of the Securities Act of 1933 and Securities Exchange Act of 1934 and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The Company is a leading developer of platforms, components, software and services which are sold as individual products or can be mixed and matched to construct highly integrated, packet-based platforms for the embedded systems marketplace. When sold as integrated platforms (Advanced Managed Platforms) these products offer customers distinct cost advantages, increase overall system reliability and performance, and improve time-to-market for their products.

The embedded systems market addressed by the Company is comprised of several sectors, with telecommunications being the largest. The telecommunications market is dependent upon carrier spending to upgrade network infrastructure to next-generation equipment. As the Company entered 2005, there were announcements by major domestic wireless carriers for new spending programs directed at upgrading networks to the third generation (3G) of mobile network capabilities. During the first quarter, the Company received indications, forecasts and orders from a number of the largest (tier 1) telecommunications equipment providers for equipment to meet these requirements. While the actual deployments associated with network upgrades and expansions during the first quarter were somewhat slower than originally thought, it appears these 3G deployments are occurring. Current forecast and schedules on a number of these programs suggest the latter part of 2005 will see increased deployment activities.

The Company's products, particularly its Advanced Managed Platforms, are applicable to the broader embedded systems market, not just telecommunications. Since its introduction in 2003, this product line has realized more than 25 new design wins of varying sizes. As of March 2005, a small number of these design wins had reached production levels. Based on discussions with customers, management expects to see an increase in Advanced Managed Platform shipments beginning in the next quarter.

In October 2004, management began formulating a plan to reduce annualized expenses by approximately $2.0 million with a primary focus on centralizing its multi-location operations and streamlining the organization. During the fourth quarter 2004, the Company completed integration of the Voice Technology
Group (VTG) sales, marketing and administrative functions into its corporate operations. During the first quarter 2005, the Company completed integration of the accounting functions for VTG and the Computing Products Group into corporate accounting in Rochester, New York and began transitioning the manufacturing operations for these groups to its Rochester headquarters. The manufacturing transition for VTG is expected to be completed during the second quarter 2005 and for Computing Products by the end of the third quarter 2005. When this centralization plan is completed, operating expenses are expected to be reduced by $1.3 million annually and manufacturing overhead (cost of goods) is expected to be reduced by $.7 million annually. During the first quarter 2005, the Company incurred a charge of $.1 million related to these restructuring efforts. Additional charges related to restructuring actions are expected in the range of $.05 million to $.25 million during the remainder of 2005. While the Company continues to pursue its centralization plan, some part of these savings will be reinvested to stimulate future growth.

During the first quarter, the Company announced that current president and chief executive officer, Donald Turrell, will leave the Company's executive
management at the end of 2005.   As part of the succession plan developed by the
Board of Directors, Mr. Turrell will remain as a board member and will maintain active involvement throughout the transition of the Company's change in leadership.

Guidance

The Company's integrated platforms, components, software solutions and services are incorporated into current and next-generation embedded systems infrastructure. Traditionally, design wins have been an important metric for management to judge the Company's product acceptance in its marketplace. Design wins, if implemented, reach production volumes at varying rates, generally beginning twelve to eighteen months after the design win occurs. A variety of risks such as schedule delays, cancellations, changes in customer markets and economic conditions can adversely affect a design win before production is reached, or during deployment. In addition, during weak or uncertain economic periods, the visibility for customer orders is limited which frequently causes delays in the placement of orders. These factors often result in a substantial portion of the Company's revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. Unfortunately, forward-looking visibility on customer orders continues to be very limited. During the first quarter 2005, the Company realized 5 design wins for its Advanced Managed Platforms, IPnexus(TM) and SEGway(TM) product families. Each is expected to generate greater than $.5 million of annualized revenue when reaching production volumes.

Based upon the current business mix, the current backlog and review of sales forecasts, management expects revenue to be in the range of $13.0 million to $14.0 million in the second quarter 2005. Gross margin is expected to be approximately 45.5% to 48.0% and diluted earnings per share in the second quarter is expected to be $.05 to $.09, excluding any restructuring charges. The effective income tax rate for the second quarter is expected to be 29%.

The second quarter's guidance reflects a change in the revenue mix from the first quarter and a temporary increase in manufacturing staffing (to accomplish the manufacturing transition for the computing products). Shipments of computing products and integrated platforms (with gross margins averaging 35% to 45%) are expected to increase by more than $1.5 million in the second quarter, while shipments of switching and communications products (with gross margins averaging 50% to 75%) are expected to decline by more than $1.5 million. The forecasted increase in integrated platforms shipments in the second quarter reflects improving traction on the Company's focused strategy, which includes providing customers with more complete solutions. The forecasted decrease in switching and communications products reflects a decline and push-out of certain shipments related to 3G deployments by domestic carriers.

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's Annual and Quarterly Reports, on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

About Performance Technologies

Performance Technologies (Nasdaq NM: PTIX) develops platforms, components and software solutions for the world's evolving communications infrastructure.
Our broad customer base includes companies in the communications, military and commercial markets. Serving the industry for more than 20 years, our complete line of packet-based products enables equipment manufacturers and service providers to offer highly available and fully-managed systems with time-to-market, performance and cost advantages.

Performance Technologies is headquartered in Rochester, New York. Additional operational and engineering facilities are located in San Diego and San Luis Obispo, California; Norwood, Massachusetts and Ottawa, Canada. For more information, visit www.pt.com.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections.

These forward-looking statements are subject to certain risks and uncertainties, and the Company's actual results could differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, the attainment of design wins, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company's manufacturing arrangements, the protection of the Company's proprietary technology, the dependence on key personnel, potential delays associated with the purchase and implementation of an advanced planning and scheduling system, and potential impairments of investments. These statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2004, as reported in its Annual Report on Form 10-K, and other documents as filed with the Securities and Exchange Commission.

                                      ###

A conference call will be held on Thursday, April 28, 2005 at 10:00 a.m. eastern time to discuss the Company's financial performance for the first quarter 2005. All institutional investors can participate in the conference by dialing
(877) 323-2093. The conference call will be available simultaneously for all other investors at (888) 280-8349. A digital recording of the call may be accessed one hour after the completion of the conference from April 28 through May 1, 2005. Participants should dial (888) 509-0081, or for international or local participants, dial (416) 695-5275. A live Webcast of the conference call will be available on the Performance Technologies Web site at www.pt.com and will be archived to the site within two hours after the completion of the call.

            PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                             March 31,            December 31,
                                               2005                   2004
                                          ------------           ------------
                                           (unaudited)
Current assets:
 Cash and cash equivalents                $ 13,862,000           $ 10,361,000
 Investments                                13,400,000             15,250,000
 Accounts receivable                        11,215,000             10,185,000
 Inventories                                 6,219,000              6,573,000
 Prepaid income taxes                          514,000                771,000
 Prepaid expenses and other assets             549,000                801,000
 Deferred taxes                              3,089,000              3,088,000
                                          ------------            -----------
     Total current assets                   48,848,000             47,029,000

Property, equipment and improvements         2,034,000              2,186,000
Software development costs                   3,903,000              3,653,000
Goodwill                                     4,143,000              4,143,000
                                          ------------           ------------
     Total assets                         $ 58,928,000           $ 57,011,000
                                          ============           ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                         $  1,543,000           $  1,476,000
 Accrued expenses                            4,278,000              3,916,000
                                          ------------           ------------
     Total current liabilities               5,821,000              5,392,000

Deferred taxes                               1,200,000              1,198,000
                                          ------------           ------------
     Total liabilities                       7,021,000              6,590,000
                                          ------------           ------------
Stockholders' equity:
 Preferred stock
 Common stock                                  133,000                133,000
 Additional paid-in capital                 13,625,000             13,476,000
 Retained earnings                          42,287,000             41,978,000
 Treasury stock                             (4,138,000)            (5,188,000)
 Accumulated other comprehensive income                                22,000
                                          ------------           ------------
     Total stockholders' equity             51,907,000             50,421,000
                                          ------------           ------------
     Total liabilities and stockholders'
     equity                               $ 58,928,000           $ 57,011,000
                                          ============           ============

            PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                  (unaudited)





                                                    Three Months Ended
                                                        March 31,
                                              2005                    2004
                                          ------------           ------------
Sales                                     $ 13,157,000           $ 15,566,000
Cost of goods sold                           6,462,000              7,588,000
                                          ------------           ------------
Gross profit                                 6,695,000              7,978,000
                                          ------------           ------------
Operating expenses:
  Selling and marketing                      1,477,000              1,628,000
  Research and development                   2,545,000              2,591,000
  General and administrative                 1,433,000              1,343,000
  Restructuring charges                         57,000
  In-process research and development                                 218,000
                                          ------------           ------------
      Total operating expenses               5,512,000              5,780,000
                                          ------------           ------------
Income from operations                       1,183,000              2,198,000

Other income, net                              295,000                138,000
                                          ------------           ------------
Income before income taxes and equity
  in income of unconsolidated company        1,478,000              2,336,000

Income tax provision                           429,000                791,000
                                          ------------           ------------
Income before equity in income of
  unconsolidated company                     1,049,000              1,545,000

Equity in income of unconsolidated
  company                                                              12,000
                                          ------------           ------------
      Net income                          $  1,049,000           $  1,557,000
                                          ============           ============

Basic earnings per share                  $        .08           $        .12
                                          ============           ============
Weighted average common shares              12,809,000             12,606,000
                                          ============           ============
Diluted earnings per share                $        .08           $        .11
                                          ============           ============
Weighted average common and
  common equivalent shares                  13,216,000             13,637,000
                                          ============           ============